CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of CareMatrix Corporation on Form S-8 (File No. 333-18103) of our report dated February 7, 1997 on our audits of the financial statements and financial statement schedule of CareMatrix Corporation as of December 31, 1996 and 1995, and for the two years ended December 31, 1996 and the period from June 24, 1994 (inception) to December 31, 1994, which report is included in this Annual Report on Form 10-K.





Boston, Massachusetts
March 28, 1997